SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                DECEMBER 11, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission              IRS Employer
jurisdiction                        File Number             Identification
of incorporation                                            Number

Delaware                              1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600





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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On  December  11,  2001   registrant   issued  a  press  release   entitled
"Halliburton Maintains Standard & Poor's Investment Grade Rating".

     The following summarizes that press release:

     Registrant announced that Standard and Poor's reduced its long-term credit rating to A- from A+ and registrant's commercial paper rating from A1 to A2. The ratings continue at investment grade levels. Highlights of registrant's December 10, 2001 telephone conference call to discuss its asbestos litigation strategy and balance sheet and liquidity included:

     o Registrant currently has approximately $250 million in cash. The cash balance alone is enough to satisfy 16 percent of registrant's debt.

     o In addition to cash, as of October 31, 2001, registrant had $2.7 billion in other positive working capital, another significant source of liquidity.

     o Registrant currently has $700 million in committed credit lines on bank revolving credit agreements, under which there are no outstandings.

     o During the first ten months of 2001 registrant has reduced its debt from 40 percent of capitalization to 25 percent.


Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c) Exhibits.

         Exhibit 20 - Press release dated December 11, 2001.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HALLIBURTON COMPANY




Date:    December 12, 2001         By: /s/ Susan S. Keith
                                      ----------------------------------------
                                           Susan S. Keith
                                           Vice President and Secretary








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                                  EXHIBIT INDEX



Exhibit     Description

20          Press Release Dated December 11, 2001

            Incorporated by Reference








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